                                                                    EXHIBIT 99.1

(RADIOLOGIX LOGO)


                                                                   PRESS RELEASE
--------------------------------------------------------------------------------
Contact:  Paul R. Streiber                                           FOR RELEASE
          Investor Relations                                      August 7, 2003
          (214) 303-2702                                              6:00 AM CT
          paul.streiber@radiologix.com


               RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
               --------------------------------------------------
                  RESULTS SHOW SEQUENTIAL QUARTERLY IMPROVEMENT


         DALLAS, AUG. 7 -- Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, today announced financial results for its second quarter ended June 30, 2003, and provided updates on certain corporate activities.

SECOND QUARTER 2003 RESULTS

         For the second quarter 2003, Radiologix reported service fee revenue of $65.0 million versus $71.5 million for the second quarter 2002, a 9.1 percent decrease, resulting primarily from a reduction in volume related to an increase in competition in key markets that continues to impact the company. Second quarter 2003 service fee revenue increased 1.0 percent from $64.4 million for the first quarter 2003.

         Radiologix reported net income of $276,000 for the second quarter 2003, compared to net income of $4.8 million for the second quarter 2002 and a net loss of $4.6 million for the first quarter 2003.

         Radiologix reported diluted earnings per share ("EPS") for the second quarter 2003 of $0.01, compared to diluted earnings per share of $0.21 for the second quarter 2002 and a net loss per diluted share of $0.21 for the first quarter 2003.

         Radiologix reported diluted EPS from continuing operations, excluding charges (as described below under "Charges"), for the second quarter 2003 of $0.04, compared to $0.20 for the second quarter 2002 and $0.02 for the first quarter 2003.



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
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PAGE 2


         EBITDA (as defined and described below under "EBITDA") from continuing operations, excluding charges, was $13.1 million for the second quarter 2003, compared to $18.9 million for the second quarter 2002 and $12.2 for the first quarter 2003. EBITDA from continuing operations, excluding charges, as a percent of service fee revenue was 20.2 percent for the second quarter 2003 compared to
26.4 percent for the second quarter 2002 and 18.9 percent for the first quarter 2003.

         Cash flow generated from operations was $9.1 million for the second quarter 2003, compared to $9.6 million for the second quarter 2002 and $961,000 for the first quarter 2003.

         "We believe that second quarter results validate what we discussed last quarter--that the metrics of our core business are stabilizing compared to the previous three quarters," said Stephen D. Linehan, president and C.E.O. of Radiologix. "We adjusted our cost structure to better match our revenue stream, reviewed our vendor relationships and evaluated our sales and marketing effort for effectiveness and quality. Progress in each of these areas yielded results that positively impacted our second quarter and we believe will continue to have a beneficial impact for Radiologix in the future."

YEAR TO DATE ("YTD") JUNE 30 RESULTS

         Radiologix reported YTD 2003 service fee revenue of $129.4 million versus $142.5 million for YTD 2002, a 9.2 percent decrease. Radiologix incurred a net loss of $4.3 million for YTD 2003, compared to net income of $9.2 million for YTD 2002.

         Radiologix reported a net loss per diluted share for YTD 2003 of $0.20, compared to diluted EPS of $0.40 for YTD 2002.

         EBITDA, from continuing operations excluding charges, was $25.3 million for YTD 2003, compared to $37.5 million for YTD 2002, a decrease of 32.4 percent. EBITDA as a percent of service fee revenue was 19.6 percent for YTD 2003 compared to 26.3 percent for YTD 2002.

         Cash flow generated from operations was $10.1 million for YTD 2003, compared to $20.4 million for YTD 2002.



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
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BALANCE SHEET

         Cash and cash equivalents were $18.4 million at June 30, 2003, compared to $19.2 million at December 31, 2002. Radiologix's liquidity stood at $43.4 million at June 30, 2003, including $25.0 million of its $35.0 million line of credit that is currently available to Radiologix given constraints of certain financial covenants. Radiologix's line of credit remains undrawn.

         Total debt at June 30, 2003, was $176.2 million, compared to total debt of $178.2 million at December 31, 2002. Net debt (total debt less cash and cash equivalents) at June 30, 2003, was $157.7 million, compared to net debt of $159.1 million at December 31, 2002.

         Days sales outstanding ("DSOs") was 69 days at June 30, 2003, compared to 73 days at December 31, 2002 and 68 days at June 30, 2002.

         Radiologix remains in compliance with all covenants related to its debt instruments.

CHARGES

         In the second quarter 2003, Radiologix incurred a $311,000 pre-tax charge for severance costs. Also in the second quarter 2003, Radiologix reserved $500,000 (before taxes) as an estimate for potential payments we may incur directly or indirectly related to certain lease payments (as described below under "Other Matters").

         For YTD 2003, Radiologix incurred an aggregate $1.8 million pre-tax charge, including $1.3 million for severance costs and the $500,000 reserve as an estimate for potential payments we may incur directly or indirectly related to certain lease payments.

HEALTHCARE INSURANCE PORTABILITY AND ACCOUNTABILITY ACT ("HIPAA")

         As we have previously disclosed on various conference calls, Radiologix has been working diligently to ensure our compliance with HIPAA's standard transaction and code set requirements ("the HIPAA EDI requirements") by the October 16, 2003, deadline. These efforts have included contracting with certain third-party vendors and claims clearinghouses to provide certain products and services to facilitate our compliance plans. While we believe that we will be compliant by that date, we cannot provide assurances that we will ultimately achieve



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
AUGUST 7, 2003
PAGE 4

compliance by the deadline. We estimate that we will incur approximately $1.1 million in costs in 2003 to achieve compliance with the HIPAA EDI requirements.

         If any of the third-party vendors that we have contracted with to assist us and/or to provide services to us in our plan to comply with the HIPAA EDI requirements are unable to timely deliver the contracted services, we may be unable to meet the October 16, 2003, deadline.

         Radiologix may experience delayed payments from third-party payors after October 16, 2003, the date by which payors are expected to comply with the HIPAA EDI requirements. In connection with the HIPAA EDI requirements, our payors are expected to comply with the standard transactions and code set requirements by October 16, 2003. Noncompliance by our payors and other healthcare providers with the HIPAA EDI requirements by October 16, 2003, may cause Radiologix to experience a delay in its claims processing by its payors or lead to a large number of rejected claims. Either of these results may slow our cash collection and increase our DSOs. This, in turn, may cause limited availability to capital for growth.

         Radiologix has taken and is taking proactive steps to mitigate this risk, including meeting with our payors in advance of the October 16, 2003, deadline to assess their readiness and discuss contingency plans. In addition, we are managing our business to maintain sufficient cash on hand and capacity under our existing credit facility to supplement the cash-flow shortfalls.

LEGAL PROCEEDINGS

         Radiologix is currently engaged in a legal dispute with M&S Imaging Associates, Inc. ("M&S") and its radiologists in the San Antonio, Texas, market. The M&S radiologists served Radiologix with a lawsuit on May 12, 2003, alleging that their non-compete covenants in their employment agreements with M&S, of which Radiologix is a third party beneficiary, are unenforceable under Texas law.

         Radiologix filed its answer to M&S's lawsuit denying all allegations contained in their original petition. In addition, Radiologix asserted counterclaims against the radiologists who filed the lawsuit and also joined M&S as a third party defendant, for fraud, interference with contractual and business relations, civil conspiracy, and breach of contract and of non-solicitation agreement. Radiologix has also served M&S with a separate notice of default and demand for



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
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PAGE 5

indemnification under the November 1997 Service Agreement between M&S and Radiologix (the "Service Agreement").

         On July 16, 2003, M&S served Radiologix with a demand for arbitration under the Service Agreement alleging certain acts of mismanagement vis-a-vis its billing and collection operations on behalf of M&S. Although Radiologix has not yet responded to this demand, it intends to vigorously deny and defend itself against M&S's allegations.

         Radiologix can give no assurances that the legal proceedings disclosed here will not have a material adverse impact on its financial position, cash flow and results of operations.

OTHER MATTERS

         As part of a routine, ongoing compliance and legal review, Radiologix has found that rents negotiated for the subletting of space from physician landlords of several Radiologix locations may have exceeded fair market value.

         Radiologix sent a letter to the U.S. Department of Health & Human Services' Office of the Inspector General ("OIG"), informing them of the preliminary findings and seeking their guidance and assistance to remedy this situation. Accordingly, in the second quarter 2003, we reserved $500,000 as an estimate for potential payments we may incur directly or indirectly. Radiologix can give no assurance, however, that the OIG will not impose fines in excess of our estimate. Radiologix can give no assurance that any potential payments or findings would not have a material adverse effect on its financial position, cash flow and results of operations.

GAAP AND NON-GAAP FINANCIAL INFORMATION

         This release contains certain financial information not derived in accordance with generally accepted accounting principles (GAAP), including EBITDA. Radiologix believes this information is useful to investors and other interested parties. Such information should not be considered as a substitute for any measures derived in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Reconciliation of this information to the most comparable GAAP measures is included later in this release.



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
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PAGE 6

EBITDA

         EBITDA ("Earnings Before Interest, Taxes, Depreciation and Amortization, and including equity in earnings of investments and minority interests") is a non-GAAP financial measure used as an analytical indicator by Radiologix management and the healthcare industry to assess business performance. It also serves as a measure of leverage capacity and debt service ability. EBITDA should not be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As EBITDA is not a measurement determined in accordance with generally accepted accounting principles and is thus susceptible to varying calculations, EBITDA as presented may not be comparable to other similarly titled measures of other companies. EBITDA from continuing operations, excluding severance costs and charges is used to show adjustments to EBITDA for comparative purposes to previous periods.

CONFERENCE CALL

         In connection with this earnings press release, you are invited to listen to our conference call with Stephen D. Linehan, president and C.E.O., and Sami S. Abbasi, executive vice president and C.F.O., that will be broadcast live over the Internet on Thursday, August 7, 2003, at 8:00 a.m. Central Time, 9:00 a.m. Eastern Time. You may listen to the call via the Internet by navigating to Radiologix's Web site (http://www.radiologix.com) and clicking on "Stock" from the home page top navigation and then clicking on "Conference Call" on the left navigation.

         If you are unable to participate during the live Webcast, the first quarter earnings conference call will be archived on Radiologix's Web site, http://www.radiologix.com. To access the replay, click on "Stock" from the home page top navigation and then click on "Conference Call" on the left navigation.



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
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PAGE 7

ABOUT RADIOLOGIX

         Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services through its ownership and operation of technologically advanced, multi-modality diagnostic imaging centers, and its provision of administrative, management and other information services to certain radiology business partners. Radiologix derives the majority of its revenues from the production and management of diagnostic imaging procedures utilizing technologies such as x-ray, magnetic resonance imaging ("MRI"), computed tomography ("CT"), mammography, ultrasound, nuclear medicine, positron emission tomography ("PET"), as well as general radiography and fluoroscopy. These images, and the radiology reports that are based on these images, permit ordering physicians to diagnose and manage diseases and injuries more accurately and effectively than would be possible without this clinical information. Radiologix owns or operates 115 imaging centers located in 17 states, with concentrated geographic coverage in markets located in California, Florida, Kansas, Maryland, New York, Texas and Virginia.

SAFE HARBOR STATEMENT

         This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of August 7, 2003. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

         We have tried, whenever possible, to identify such statements by using words such as "anticipated," "estimates," "expect," "project," "intend," "plan," "believe," "will" and similar expressions in connection with any discussion of future operations or financial performances. These statements are subject to risks and uncertainties that exist in the Company's operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management's



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
AUGUST 7, 2003
PAGE 8

opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company's acquisition and expansion strategy; integration of the Company's affiliated physician practices and newly acquired imaging centers; the Company's ability to achieve operating efficiencies and engage in successful new development efforts; regulatory changes; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the forward-looking statements made in this press release, are included in the Company's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2002, and its periodic reports on Forms 10-Q and 8-K (if any).

         We cannot guarantee that any forward-looking statements will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
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PAGE 9


                                Radiologix, Inc.
                            Summary Income Statements
                      (In thousands, except per share data)

                                                    3 MONTHS ENDED JUNE 30,        6 MONTHS ENDED JUNE 30,
                                                       2002           2003           2002           2003
                                                    ---------      ---------      ---------      ---------
Service fee revenue                                 $  71,495      $  65,014      $ 142,486      $ 129,410
Salaries and benefits                                  20,130         20,692         40,249         42,000
Field supplies                                          4,508          4,579          8,675          8,707
Field rent and lease expense                            7,624          8,142         15,079         16,234
Other field expenses                                   11,096         10,983         22,723         21,474
Bad debt expense                                        6,065          5,595         11,977         11,145
Corporate general and administrative                    3,960          3,375          7,865          7,016
Severance and other related costs                          --            311             --          1,280
   Total costs and expenses                         $  53,383      $  53,677      $ 106,568      $ 107,856

Equity in earnings of investments                       1,085          1,314          2,206          2,512
Minority interests in consolidated subsidiaries          (308)          (331)          (669)          (530)

Depreciation and amortization                           6,244          6,967         12,342         13,837
Interest expense, net                                   4,754          4,567          9,615          9,243

Income from continuing operations, before
   income taxes                                     $   7,891      $     786      $  15,498      $     456
Income tax expense                                      3,157            314          6,199            182
Income from continuing operations                       4,734      $     472      $   9,299      $     274

Discontinued Operations
Income (loss) from discontinued operations,         $      63      $    (327)     $    (163)     $  (7,680)
before income taxes
Income tax expense (benefit)                               25           (131)           (65)        (3,072)
Income (loss) from discontinued operations          $      38      $    (196)     $     (98)     $  (4,608)

Net income (loss)                                   $   4,772      $     276      $   9,201      $  (4,334)

Basic EPS                                           $    0.23      $    0.01      $    0.45      $   (0.20)
Weighted average shares - basic                        20,712         21,695         20,370         21,695

Diluted EPS from continuing operations              $    0.21      $    0.02      $    0.41      $    0.01
Diluted earnings (loss) per share                   $    0.21      $    0.01      $    0.40      $   (0.20)
Weighted average shares - diluted                      24,256         21,823         24,113         21,768



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RADIOLOGIX, INC. POSTS SECOND QUARTER 2003 RESULTS
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PAGE 10


                                Radiologix, Inc.
                Reconciliation of Non-GAAP Financial Information
                      (In thousands, except per share data)


                                                 3 MONTHS  PERCENT OF     3 MONTHS  PERCENT OF
                                                6/30/2002     REVENUE         2003     REVENUE
Service Fee Revenue                               $71,495       100.0      $65,014       100.0
Income from continuing operations                 $ 4,734         6.6      $   472         0.7
Add: Income tax expense                             3,157         4.4          314         0.5
Add: Interest expense, net                          4,754         6.6        4,567         7.0
Add: Depreciation and amortization                  6,244         8.7        6,967        10.7
EBITDA                                            $18,889        26.4      $12,320        18.9
Add: Severance costs                                   --          --          311         0.5
Add: Contingency Payment (included in "Other
field expenses")                                       --          --          500         0.8
EBITDA, excluding severance costs and charges     $18,889        26.4      $13,131        20.2


                                                  6 MONTHS,   PERCENT OF      6 MONTHS   PERCENT OF
                                                  6/30/2002      REVENUE     6/30/2003      REVENUE
Service Fee Revenue                                $142,486        100.0      $129,410        100.0
Income from continuing operations                  $  9,299          6.5      $    274          0.2
Add: Income tax expense                               6,199          4.4           182          0.1
Add: Interest expense, net                            9,615          6.7         9,243          7.1
Add: Depreciation and amortization                   12,342          8.7        13,837         10.7
EBITDA                                             $ 37,455         26.3      $ 23,536         18.2
Add: Severance costs                                     --           --         1,280          1.0
Add: Contingency Payment (included in "Other
field expenses")                                         --           --           500          0.4
EBITDA, excluding severance costs and charges      $ 37,455         26.3      $ 25,316         19.6


                                                                                   3 MONTHS ENDED
                                                         6/30/2002       3/31/2003      6/30/2003
Net income (loss)                                         $  4,772       $ (4,610)      $    276
Add: Income tax expense                                         25         (2,941)          (131)
Add: Income (loss) from operations                             (63)         7,353            327
Income (loss) from continuing operations                  $  4,734       $   (198)      $    472
Add: Severance and other related costs, net of tax              --            581            487
Income from continuing operations, excluding charges      $  4,734       $    383       $    959

Fully diluted shares outstanding                            24,256         23,344         21,823
EPS from continuing operations, excluding charges         $   0.20       $   0.02       $   0.04



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RADIOLOGIX, INC. POSTS FIRST QUARTER 2003 RESULTS
MAY 6, 2003
PAGE 11

                                Radiologix, Inc.
                             Summary Balance Sheets
                                 (In thousands)


                                                           AUDITED        UNAUDITED
                                                 DECEMBER 31, 2002    JUNE 30, 2003
CURRENT ASSETS
   Cash and cash equivalents                              $ 19,153         $ 18,438
   Accounts receivable, net of allowances                   69,377           65,656
   Due from affiliates                                       5,100            6,490
   Assets held for sale                                         --               39
   Other current assets                                      7,225            7,284
      Total current assets                                $100,855         $ 97,907
Property and equipment, net                                 62,103           63,164
Investment in joint ventures                                10,149           10,546
Goodwill                                                    28,510           21,610
Intangible assets, net                                      72,151           70,290
Deferred financing cost, net                                 9,719            8,913
Other assets                                                12,604            7,922
Total assets                                              $296,091         $280,352

CURRENT LIABILITIES
   Accounts payable and accrued expenses                  $ 19,145         $ 10,867
   Accrued physician retention                               8,216            8,979
   Accrued salaries and benefits                             8,268            8,891
   Current portion of long-term debt                           266              266
   Current portion of capital lease obligation               4,052            3,168
   Other current liabilities                                   458              460
      Total current liabilities                           $ 40,405         $ 32,631
Deferred income taxes                                        4,200            1,900
Long-term debt, net of current portion                     160,412          160,224
Convertible debt                                            11,980           11,980
Capital lease obligations, net of current portion            1,519              533
Deferred revenue                                             7,721            7,516
Other liabilities                                              147              123
      Total liabilities                                   $226,384         $214,907
Minority interests in consolidated subsidiaries              1,340            1,409
Total stockholders' equity                                  68,367           64,036
Total liabilities and stockholders' equity                $296,091         $280,352


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